AMENDMENT NO. 3
TO THE AMENDED AND RESTATED
DECLARATION OF TRUST OF
THE SELECT SECTOR SPDR? TRUST

	The undersigned Secretary of The Select
Sector SPDR? Trust, a Massachusetts business trust
(the ?Trust?), does hereby certify that the Trustees of the Trust, acting pursuant to Article VI, Section
6.9 of the Trust?s Amended and Restated
Declaration of Trust dated October 23, 1998, as amended, executed the written instrument attached hereto as Exhibit A and that the said written instrument continues in full force and effect as of the date hereof.

WITNESS my hand this 19th day of April, 2017.




	/s/ Jesse D. Hallee

	Jesse D. Hallee

	Secretary

Exhibit A
THE SELECT SECTOR SPDR? TRUST
Written Instrument Abolishing A Series of the
Trust
      The undersigned, a majority of the
Trustees of The Select Sector SPDR? Trust
(the ?Trust?), pursuant to Section 6.9 of Article
VI of the amended and restated Declaration of Trust dated October 23, 1998, as amended (the
?Declaration of Trust?), do hereby abolish the following Series of the Trust:
The Financial Services Select Sector SPDR?
Fund

      IN WITNESS WHEREOF, the
undersigned have this 19th day of April, 2017 signed these presents.


/s/ Cheryl Burgermeister
	/s/ George R. Gaspari
Cheryl Burgermeister
	George R. Gaspari


/s/ Ernest J. Scalberg
	/s/ R. Charles Tschampion
Ernest J. Scalberg
	R. Charles Tschampion


/s/ James Ross
	/s/ Ashley T. Rabun
James Ross
	Ashley T. Rabun